   Delaware    PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "WELLS FARGO MULTI-STRATEGY 100 MASTER FUND I, LLC", CHANGING ITS NAME FROM "WELLS FARGO MULTI-STRATEGY 100 MASTER FUND I, LLC" TO "ASGI MESIROW INSIGHT FUND, LLC", FILED IN THIS OFFICE ON THE FIRST DAY OF DECEMBER, A.D. 2011, AT 10:06 O'CLOCK A.M.

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

1.	Name of' Limited Liability Company:
Wells Fargo Multi-Strategy 100 Master Fund I, LLC

2.	The Certificate or Formation or the limited liability company is hereby amended as follows:
The name shall be: ASGI Mesirow Insight Fund, LLC

IN WITNESS WHEREOF, the undersigned have executed this Certificate on the 1st day of December , A.D. 2011 .

By:	/s/ Yukari Nakano
Authorized Person(s)

Name:	Yukari Nakano
Print or Type

State of Delaware Secretary of State Division of Corporations Delivered 10:35 AM 12/01/2011 FILED 10:06 AM 12/01/2011 SRV 111243861 - 4548184 FILE